UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 25, 2011

REDFIN NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28457	86-0955239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 W. Cypress Creek Rd, Suite 411, Ft. Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	954-769-1335

Secured Financial Network, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the close of business on April 25, 2011 the name change of our company from Secured Financial Network, Inc. to RedFin Network, Inc. as previously approved by our Board of Directors and holders of a majority of our outstanding common stock, and described in our Information Statement on Schedule 14C as previously filed with the SEC, was effective.  We effected this name change in connection with the merger of our wholly-owned subsidiary, RedFin Network, Inc. into our company.

In connection with our name change, there will be no mandatory exchange of stock certificates.  Following the name change, the stock certificates which reflect our prior name will continue to be valid.  Certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to our transfer agent, First American Stock Transfer, Inc., 4747 N. 7 Street, Suite 170, Phoenix, AZ  85014, telephone 602-485-1346.

Both our CUSIP number and our trading symbol for our common stock on the OTC Bulletin Board have changed as a result of the name change.  The new CUSIP number is 7373P107 and our new trading symbol will be RFNN.  Our common stock will be quoted under our new name and new symbol beginning on April 28, 2011.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

3.4	Articles of Merger and Agreement and Plan of Merger as filed with the Secretary of State of Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDFIN NETWORK, INC.

Date: April 27, 2010	By: /s/ Jeffrey L. Schultz
Jeffrey L. Schultz, Chief Executive Officer and President